EXHIBIT 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 (Amendment No. 2) of our report dated May 25, 2018 relating to INmune Bio, Inc.’s consolidated financial statements as of December 31, 2017 and 2016 and for the years ended December 31, 2017 and 2016. We also consent to the reference to our firm under the heading "Experts" appearing therein.

/s/ GBH CPAs, PC

GBH CPAs, PC

www.gbhcpas.com

Houston, Texas

August 30, 2018